Santander BanCorp

Post Office Box 362589

San Juan, Puerto Rico 00936-2589

March 28, 2002

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 7, 2002, included in the Form 10K of Santander BanCorp dated March 28, 2002. It should be noted that we have not audited any financial statements of Santander BanCorp subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

Very truly yours,

//SIGNBY: ARTHUR ANDERSEN LLP